UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2018

COMERICA INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Comerica Bank Tower 1717 Main Street, MC 6404 Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 462-6831

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Offering of 3.700% Senior Notes Due 2023

On July 31, 2018, Comerica Incorporated (the “Company”), completed the public offer and sale of $850,000,000 aggregate principal amount of its 3.700% Senior Notes due 2023 (the “Notes”). The Notes were issued pursuant to an Indenture dated May 23, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”). The Notes were sold pursuant to an underwriting agreement, dated July 26, 2018 (the “Underwriting Agreement”), by and among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

The Underwriting Agreement, the Indenture and the Form of Global Notes for the Notes are attached to this Current Report on Form 8-K as Exhibits 1.1, 4.1 and 4.2 respectively, and are incorporated into this Item 8.01 by reference.

The Underwriting Agreement, the Indenture and the Notes are more fully described in the prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2018, to the accompanying prospectus filed with the Commission on February 16, 2018, as part of the Company’s Registration Statement on Form S-3ASR (File No. 333-223083) (the “Registration Statement”).

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to Exhibits 1.1, 4.1 and 4.2.

This Current Report on Form 8-K is being filed, in part, for the purpose of filing the documents attached as Exhibits hereto as exhibits to the Registration Statement in connection with the issuance of the Notes and such exhibits are hereby incorporated by reference into the Registration Statement.

Accelerated Share Repurchase

On July 30, 2018, the Company entered into an accelerated share repurchase (“ASR”) agreement with JPMorgan Chase Bank, National Association (“JPM”) to repurchase an aggregate of $500 million of the Company’s common stock.

Under the terms of the ASR agreement, the Company will make a $500 million payment to JPM on August 1, 2018 and will receive from JPM on the same day an initial delivery of 4,139,930 shares of the Company’s common stock. The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company’s common stock during the term of the ASR transaction, subject to adjustments pursuant to the terms and conditions of the ASR agreement. The final settlement of the transactions under the ASR agreement is expected to occur no later than September 25, 2018 and may be accelerated at the option of JPM.

The ASR agreement contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and JPM to one another.

The ASR is part of the Company’s previously announced plan to repurchase up to $500 million of the Company’s common stock for the third quarter of 2018, and within the remaining number of shares of the Company’s common stock authorized under the Board of Directors’ prior authorizations for the Company’s equity repurchase program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 26, 2018, by and among the Company and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of May 23, 2014, between Comerica Incorporated and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of Comerica Incorporated, filed with the U.S. Securities and Exchange Commission on May 23, 2014).

4.2	Form of Global Notes for the Registrant’s 3.700% Senior Notes due 2023.

5.1	Opinion of Wachtell, Lipton, Rosen & Katz.

12.1	Calculation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMERICA INCORPORATED

By:	/s/ John D. Buchanan
Name: John D. Buchanan
Title: Executive Vice President-Chief Legal Officer

Dated: July 31, 2018